Houlihan Lokey Reports First Quarter Fiscal 2027 Financial Results
– First Quarter Fiscal 2027 Revenues of $511 million –
– First Quarter Fiscal 2027 Diluted EPS of $1.15 –
– Adjusted First Quarter Fiscal 2027 Diluted EPS of $1.35 –
– Announces Dividend of $0.70 per Share for Second Quarter Fiscal 2027 –
LOS ANGELES - July 29, 2026 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2026.
For the first quarter ended June 30, 2026, revenues were $511 million, compared with $605 million for the first quarter ended June 30, 2025.
Net income attributable to Houlihan Lokey, Inc. was $78 million, or $1.15 per diluted share, for the first quarter ended June 30, 2026, compared with $98 million, or $1.42 per diluted share, for the first quarter ended June 30, 2025. Adjusted net income attributable to Houlihan Lokey, Inc. was $91 million, or $1.35 per diluted share, for the first quarter ended June 30, 2026, compared with $148 million, or $2.14 per diluted share, for the first quarter ended June 30, 2025.
“Our first quarter results reflected ongoing headwinds in our Corporate Finance business which started last quarter, including instability in the Middle East and disruptions in the technology sector, specifically in software. Given the general health of the economy and strong public market valuations, we believe these headwinds are temporary in nature and do not represent a cyclical downturn. We continue to see strong support for improved performance for the balance of the year, but it is difficult to tell when the current headwinds will subside,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In millions, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2026	2025
Revenues by segment
Corporate Finance	$303	$398
Financial Restructuring	119	128
Financial and Valuation Advisory	89	79
Revenues	511	605
Operating expenses:
Compensation	328	393
Non-compensation	105	122
Operating income	78	90
Other (income) expense, net	(8)	(8)
Income before provision for income taxes	86	98
Provision for income taxes	8	—
Net income	78	98
Net (income) loss attributable to noncontrolling interest	—	—
Net income attributable to Houlihan Lokey, Inc.	$78	$98

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.15	$1.42

Revenues
For the first quarter ended June 30, 2026, revenues were $511 million, compared with $605 million for the first quarter ended June 30, 2025. For the first quarter ended June 30, 2026, CF revenues decreased (24)%, FR revenues decreased (8)%, and FVA revenues increased 13% when compared with the first quarter ended June 30, 2025.

Expenses
The Company’s compensation expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) (1)
	Three Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Expenses:
Compensation	$328	$393	$314	$372
% of Revenues (2)	64.3%	64.9%	61.5%	61.5%
Non-compensation	$105	$122	$100	$94
% of Revenues (2)	20.4%	20.3%	19.5%	15.6%
Provision for income taxes	$8	$—	$13	$(1)
% of Pre-tax income (2)	9.8%	0.5%	12.6%	(0.8)%
(1)Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(2)The percentages are presented as calculated; therefore, they may not recalculate precisely due to rounding.
Compensation expenses were $328 million for the first quarter ended June 30, 2026, compared with $393 million for the first quarter ended June 30, 2025. This resulted in a compensation ratio of 64.3% for the first quarter ended June 30, 2026, compared with 64.9% for the first quarter ended June 30, 2025. Adjusted compensation expenses were $314 million for the first quarter ended June 30, 2026, compared with $372 million for the first quarter ended June 30, 2025. This resulted in an adjusted compensation ratio of 61.5% for both the first quarter ended June 30, 2026 and June 30, 2025. The decrease in GAAP and adjusted compensation expenses was a result of a decrease in revenues when compared with the same quarter last year.
Non-compensation expenses were $105 million for the first quarter ended June 30, 2026, compared with $122 million for the first quarter ended June 30, 2025. The decrease in non-compensation expenses was primarily a result of decreases in the revaluation of acquisition contingent consideration and in depreciation and amortization, partially offset by an increase in professional fees compared with the same quarter last year. Adjusted non-compensation expenses were $100 million for the first quarter ended June 30, 2026, compared with $94 million for the first quarter ended June 30, 2025. The increase in adjusted non-compensation expenses was primarily a result of an increase in professional fees compared with the same quarter last year.
The effective tax rate was 9.8% for the first quarter ended June 30, 2026, compared with 0.5% for the first quarter ended June 30, 2025. The adjusted effective tax rate was 12.6% for the first quarter ended June 30, 2026, compared with (0.8)% for the first quarter ended June 30, 2025. The increase in the Company's GAAP and adjusted effective tax rate during the first quarter ended June 30, 2026, relative to the same period in 2025, was primarily a result of decreased stock-based compensation deductions.
Segment Reporting for the First Fiscal Quarter
Corporate Finance
CF revenues were $303 million for the first quarter ended June 30, 2026, compared with $398 million for the first quarter ended June 30, 2025. Revenues decreased due to a decrease in the average transaction fee on closed transactions, which was driven by transaction mix and we believe does not represent a short-term trend in the average fee on closed transactions.

	Three Months Ended June 30,
($ in millions)	2026	2025
Corporate Finance
Revenues	$303	$398
# of Managing Directors (1)	260	244
# of Closed transactions (2)	127	125

Financial Restructuring
FR revenues were $119 million for the first quarter ended June 30, 2026, compared with $128 million for the first quarter ended June 30, 2025. Revenues decreased primarily due to a decrease in the number of closed transactions. This was partially offset by an increase in the average transaction fee on closed transactions. The reduction in transaction volume was driven by timing of transaction closings, while the higher average transaction fee on closed transactions resulted from transaction mix and we believe does not represent a trend.

	Three Months Ended June 30,
($ in millions)	2026	2025
Financial Restructuring
Revenues	$119	$128
# of Managing Directors (1)	58	58
# of Closed transactions (2)	23	35
Financial and Valuation Advisory
FVA revenues were $89 million for the first quarter ended June 30, 2026, compared with $79 million for the first quarter ended June 30, 2025. Revenues increased due to an increase in the number of Fee Events, driven by strong market demand across our service lines.

	Three Months Ended June 30,
($ in millions)	2026	2025
Financial and Valuation Advisory
Revenues	$89	$79
# of Managing Directors (1)	47	45
# of Fee Events (2)	1,042	957
(1)As of the end of the respective reporting period.
(2)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our annual report on Form 10-K.
Other Announcements
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.70 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2026 to stockholders of record as of the close of business on September 1, 2026. Also, during the first quarter ended June 30, 2026, the Company repurchased 348 thousand shares as part of its share repurchase program. As of June 30, 2026, the Company had $797 million of cash and cash equivalents and investment securities.
Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, July 29, 2026, to discuss its first quarter fiscal 2027 results. The number to call is 1-844-501-1995 (domestic) or 1-412-345-3006 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 29, 2026 through August 5, 2026, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 10210272. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain adjusted (non-GAAP) measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP.
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s financial and operating performance. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:
•certain acquisition related costs, including (1) acquisition related deferred retention payments, which may be settled in cash or common stock of the Company; (2) amortization of intangible assets recognized in purchase accounting; (3) fair value remeasurements of acquisition-related contingent consideration; and (4) other integration and acquisition related costs, including asset write offs or impairments;
•legal and other professional fees associated with the simplification of our legal entity structure that has resulted from acquisitions;
•the income tax adjustments associated with the non-tax adjustments above, determined by applying the tax rates in effect in the jurisdictions for which the non-tax adjustment relates; and
•significant discrete tax related items, including (1) acquisition-related costs which are non-deductible for income tax purposes and (2) other unusual or unique tax-related items and activities.
In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company.
These non-GAAP measures facilitate comparison of operating performance between periods and help investors to understand our underlying operating results by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with GAAP financial measures, in assessing the Company’s operating results.
The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For additional descriptions of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.”
We encourage investors to review our GAAP financial statements and other regulatory filings for a comprehensive understanding of our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a leading global investment bank recognized for delivering independent strategic and financial advice to corporations, financial sponsors, and governments. With uniquely deep industry expertise, broad international reach, and a partnership approach rooted in trust, the firm provides innovative, integrated solutions across mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Our unmatched transaction volumes provide differentiated, data-driven perspectives that help our clients achieve their most critical goals. To learn more about Houlihan Lokey, please visit HL.com.

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions, except par value)	June 30, 2026	March 31, 2026
Assets:
Cash and cash equivalents	$745	$1,189
Investment securities	52	170
Accounts receivable, net of allowance for credit losses	224	228
Unbilled work in progress, net of allowance for credit losses	255	271
Property and equipment, net	143	143
Operating lease right-of-use assets	412	407
Goodwill	1,396	1,396
Other intangible assets, net	203	204
Other assets	287	301
Total assets	$3,717	$4,309

Liabilities, temporary equity and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$589	$1,077
Accounts payable and accrued expenses	122	136
Operating lease liabilities	493	492
Other liabilities	148	151
Total liabilities	1,352	1,856

Redeemable noncontrolling interest	110	111

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000 shares; issued and outstanding 54.2 and 54.2 shares, respectively	—	—
Class B common stock, $0.001 par value. Authorized 1,000 shares; issued and outstanding 15.7 and 15.3 shares, respectively	—	—
Additional paid-in capital	639	746
Retained earnings	1,667	1,645
Accumulated other comprehensive loss	(51)	(49)
Total stockholders’ equity	2,255	2,342
Total liabilities, temporary equity and stockholders’ equity	$3,717	$4,309

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In millions, except per share amounts)	2026	2025
Revenues	$511	$605
Operating expenses:
Employee compensation and benefits	314	372
Acquisition related compensation and benefits	14	21
Travel, meals, and entertainment	19	20
Rent	21	18
Depreciation and amortization	8	16
Information technology and communications	19	18
Professional fees	17	12
Other operating expenses	21	20
Revaluation of acquisition contingent consideration	—	18
Total operating expenses	433	515
Operating income	78	90
Other (income) expense, net	(8)	(8)
Income before provision for income taxes	86	98
Provision for income taxes	8	—
Net income	78	98
Net (income) loss attributable to noncontrolling interest	—	—
Net income attributable to Houlihan Lokey, Inc.	$78	$98

Weighted average shares of common stock outstanding:
Basic	66.5	66.2
Fully diluted	67.6	68.9
Earnings per share
Basic	$1.17	$1.47
Fully diluted	$1.15	$1.42

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In millions, except per share data)	2026	2025
Revenues	$511	$605

Compensation expenses
Compensation expenses (GAAP)	$328	$393
Less: Acquisition related compensation and benefits (1)	(14)	(21)
Compensation expenses (adjusted)	314	372

Non-compensation expenses
Non-compensation expenses (GAAP)	$105	$122
Less: Acquisition related legal structure reorganization (2)	—	(1)
Less: Integration and acquisition related costs (3)	(3)	—
Less: Acquisition amortization (4)	(2)	(9)
Less: Revaluation of acquisition contingent consideration (5)	—	(18)
Non-compensation expenses (adjusted)	100	94

Operating income
Operating income (GAAP)	$78	$90
Plus: Adjustments (6)	19	49
Operating income (adjusted)	97	139

Other (income) expense, net
Other (income) expense, net (GAAP)	$(8)	$(8)
Other (income) expense, net (adjusted)	(8)	(8)

Provision for income taxes
Provision for income taxes (GAAP)	$8	$—
Less: Non-deductible acquisition related costs (7)	—	(1)
Adjusted provision for income taxes	8	(1)
Plus: Resulting tax impact (8)	5	—
Provision for income taxes (adjusted)	13	(1)

Net (income) loss attributable to noncontrolling interest
Net (income) loss attributable to noncontrolling interest (GAAP)	$—	$—
Less: Impact of adjustments on noncontrolling interest, net of tax (9)	(1)	—
Net (income) loss attributable to noncontrolling interest (adjusted)	(1)	—

Net income attributable to Houlihan Lokey, Inc.
Net income attributable to Houlihan Lokey, Inc. (GAAP)	$78	$98
Plus: Adjustments (10)	13	50
Net income attributable to Houlihan Lokey, Inc. (adjusted)	$91	$148

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	67.6	68.9
Plus: Impact of unvested GCA retention and deferred share awards	—	0.4
Fully diluted shares outstanding (adjusted)	67.6	69.3

Fully diluted EPS (GAAP)	$1.15	$1.42
Fully diluted EPS (adjusted)	$1.35	$2.14

Notes to Reconciliation of GAAP to Adjusted Financial Information
(1)Reflects acquisition related deferred retention payments.
(2)Reflects legal and other professional fees associated with the simplification of our legal entity structure that has resulted from acquisitions.
(3)Reflects integration and acquisition related costs, including asset write offs or impairments.
(4)Reflects amortization of intangible assets recognized in purchase accounting from our acquisitions.
(5)Reflects the fair value remeasurement of acquisition‑related contingent consideration.
(6)The aggregate of adjustments from compensation and non-compensation expenses.
(7)Reflects acquisition-related costs which are non-deductible for income tax purposes.
(8)Reflects the tax impact of the non-tax adjustments identified above.
(9)Reflects the impact of adjustments attributable to the noncontrolling interest, net of tax.
(10)Consists of all adjustments identified above, net of the associated tax impact.